Exhibit 10.1

TERMINATION OF JOINT VENTURE AGREEMENT

WHEREAS, on January 10, 2011, LIFECYCLE INVESTMENTS, L.L.C., an Illinois limited liability company (“LCI”) and GLOBAL EARTH ENERGY INC., a Nevada corporation (“GLER”) executed that certain Joint Venture Agreement (the “Joint Venture Agreement”) with respect to the recapitalization of life settlements relating to certain life settlements owned by LifeCycle and lien holder First Chicago Bank and Trust, and the split of proceeds from the death benefits between the parties; and

WHEREAS, LCI and GLER desire to terminate the Joint Venture Agreement;

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties do hereby agree as follows:

Termination of the Joint Venture Agreement.  Effective as of the date hereof, LCI and GLER do hereby terminate the Joint Venture Agreement.  LCI and GLER do further agree that neither party shall have any further obligation or liability in connection with the Joint Venture Agreement.

IN WITNESS WHEREOF, the parties have executed this Termination of Joint Venture Agreement as of November 8, 2011.

LIFECYCLE INVESTMENTS, L.L.C.

By: /s/ Andrew Madenberg

 Andrew Madenberg, Chief Executive Officer

GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland

Sydney A. Harland, Chief Executive Officer